Exhibit 10.06

CO-LOCATION LEASE AGREEMENT

     THIS LEASE is made this 1st day of March, 2006, by and between, InterActive Media Technologies, Inc., a Florida Corporation (hereinafter referred to as "IMT/TENANT”), and GlobalTel IP Inc., a Florida company, (hereinafter referred to as “SUB-TENANT").

     The consideration for this agreement is the agreement to pay rent and the mutual promises and covenants set forth herein.

1.

Property.

The legal description of the location where co-location space is to be subleased is 1001 Brickell Bay Drive, Suite 1520, Miami , FL 33131

2.

USE OF PREMISES: The property shall be used as an office for co-location of computer and VoIP systems.

3.

SIZE AND RATES: Rack space is $500.00 per rack including $500.00 for electricity and A/C per rack, 1 MB of IP @$350.00 per mo/mb and $500.00 for on site human support fees.  Initial quantity delivered is one (1) rack and one (1) MB or $1850.00.

4.

DELIVERY: Beginning available on March 1, 2006.

5.

SUBLEASE TERM: The Sublease Term shall commence on March 1, 2006 and shall expire on February 28, 2007.

6.

EXTENSION OPTIONS: SUBTENANT will need to negotiate any additional lease term with the LANDLORD.

7.

DEPOSITS: No deposits are required.

8.

RENT AMOUNT AND SCHEDULE: Rent for the initial twelve (12) month period shall be $1850.00 per month and includes maintenance, utilities, and other related office expenses.

9.

SIGNAGE: No Signage..

10.

PARKING: SUBTENANT shall be provided a minimum of one (1) parking spaces per one thousand (1500) square feet of subleased space.

11.

ACCESS: SUBTENANT and its employees shall have access to the premises twenty-four (24) hours per day, seven (7) days per week, subject to 12 hours prior notice.

12.

ASSIGNMENT AND SUB-LETTING: The SUBTENANT has no rights to assign or sublet.

13.

BROKERS AND BROKER’S COMMISSION: As it pertains to this agreement, neither Tenant nor SUBTENANT has utilized the services of a real estate Broker.

14.

FAILURE TO PAY RENT OR COMPLY WITH TERMS. The SUB-TENANT hereby covenants with the IMT/TENANT that the SUB-TENANT will pay the rent and comply with all of the provisions of the original lease between LANDLORD AND TENANT, in the same manner as if SUB-TENANT were the TENANT. Should said rent or charges for utilities or other expenses provided under the original lease, at any time remain due and unpaid for a period of ten days after the same shall have become due, the said IMT/TENANT may at IMT/TENANT's option, consider the said SUB-TENANT a tenant at sufferance and immediately re-enter upon the premises and the entire rent for the rental period then next ensuing shall at once be due and payable and may be immediately collected by distress or otherwise.  The SUB-TENANT will not use or permit the premises to be used for any illegal or improper purposes, nor permit the disturbance, noise or annoyance whatsoever, detrimental to the premises or to the comfort of the other habitants of said building or its neighbors.

15.   PLEDGE OF PERSONAL PROPERTY AS SECURITY. The SUB-TENANT hereby pledges and assigns to the IMT/TENANT all furniture, fixtures, goods and chattels of the SUB-TENANT on the premises, as security for the payment of the rent reserved herein and the SUB-TENANT agrees that said lien may be enforced by distress, foreclosure or otherwise, at the election of the IMT/TENANT; and said SUB-TENANT hereby waives all rights of homestead or exemption in said furniture, fixtures, goods and chattels to which the SUB-TENANT may be entitled under the Constitution and laws of this State.

16.

ATTORNEY’S FEES AND COSTS. In case of the failure of the SUB-TENANT to pay the rent or other charges herein reserved when due, and same is collected by suit or through an attorney, the SUB-TENANT agrees to pay the IMT/TENANT reasonable attorney's fees, together with all costs incurred.  This lease shall bind the IMT/TENANT and the SUB-TENANT and their respective heirs, assigns, administrators, legal representatives and executors.

17.   WAIVER OF TRIAL BY JURY. The parties hereto waive trail by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Palm Beach County, Florida.  No action hereunder may be commenced if more than one year after the cause of action giving rise thereto has elapsed.

18.   WAIVER OF DEFENSES. SUB-TENANT hereby waives any and all right to assert affirmative defenses or counterclaims in any eviction action instituted by TENANT with the exception of an affirmative defense based upon payment of all amounts claimed by TENANT not to have been paid by SUBTENANT.  Any other matters may only be advanced by a separate suit instituted by SUB-TENANT.

19.   INJUNCTIVE RELIEF. To the extent cognizable at law, the parties hereto, in the event of breach and in addition to any and all other remedies available thereto, may obtain injunctive relief, regardless of whether the injured party can demonstrate that no adequate remedy exists at law.

2

     IN WITNESS WHEREOF, the said parties have hereunto set their hands and seals this 1st day of March, 2006.

Steve Williams________

"IMT/TENANT"

/s/ Larry Reid_____________

"SUB-TENANT"